Exhibit 99.4

DAVE & BUSTER'S, INC.

Offer to Exchange its
11 1/4% Senior Notes Due 2014
Which Have Been Registered Under the Securities Act of 1933
for Any and All Outstanding
11 1/4% Senior Notes Due 2014
Pursuant to the Prospectus dated                        , 2006

To Our Clients:

        We are enclosing herewith a prospectus dated                        , 2006 (as amended or supplemented from time to time, the "Prospectus") of Dave & Buster's, Inc. (the "Company"), and the related letter of transmittal (as amended or supplemented from time to time, the "Letter of Transmittal"), that together constitute the offer of the Company (the "Exchange Offer") to exchange its 11 1/4% Senior Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for its outstanding 11 1/4% Senior Notes due 2014 (the "Restricted Notes"), of which $175,000,000 aggregate principal amount is outstanding.

        This material is being forwarded to you as the beneficial owner of the Restricted Notes held by us for your account but not registered in your name. A tender of such Restricted Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and Letter of Transmittal carefully before instructing us to tender your Restricted Notes.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2006 (the "Expiration Date"), unless extended by the Company. Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        If you wish to have us tender your Restricted Notes, please so instruct us by completing, executing and returning to us the enclosed instruction form.

THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND
MAY NOT BE USED DIRECTLY BY YOU TO TENDER RESTRICTED NOTES.

                      Very truly yours,

INSTRUCTIONS TO
REGISTERED HOLDER FROM BENEFICIAL OWNER
OF 11 1/4% SENIOR NOTES DUE 2014
OF

DAVE & BUSTER'S, INC.

To Registered Holder:

        The undersigned hereby acknowledges receipt of the prospectus dated                        , 2006 (as amended or supplemented from time to time, the "Prospectus") of Dave & Buster's, Inc. (the "Company"), and the related Letter of Transmittal, that together constitute the Company's offer (the "Exchange Offer") to exchange its 11 1/4% Senior Notes due 2014 (the "Exchange Notes"), all of which have been registered under the Securities Act of 1933 (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for its outstanding 11 1/4% Senior Notes due 2014 (the "Restricted Notes").

        This will instruct you, the registered holder or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Restricted Notes held by you for the account of the undersigned upon and subject to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

        The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

$_______________ of the 11 1/4% Senior Notes due 2014.

With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate statement):

A.

    To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Notes to be tendered—if no amount is entered and the box is checked ALL NOTES WILL BE TENDERED):

    ☐    $_______________ of the 11 1/4% Senior Notes due 2014. (must be in integral multiples of $1,000)

    and not to tender other Restricted Notes, if any, held by the account for the undersigned;

    OR

B.

    ☐    NOT to tender any Restricted Notes by you for the account of the undersigned.

        If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act; (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business; (iii) the undersigned is not participating in, and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer; (iv) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations; (v) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985; (vi) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934 or is participating in the exchange offer for the purpose of distributing the Exchange Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in certain no-action letters; (vii) the undersigned understands that a secondary resale transaction described in clause (vi) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Restricted Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act; and (viii) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. It is further understood that you are authorized to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal and take such other action as necessary under the Prospectus and Letter of Transmittal to effect the valid tender of the Restricted Notes. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned hereby represents and warrants that the undersigned (i) owns the Restricted Notes tendered and is entitled to tender such Restricted Notes, and (ii) has full power and authority to tender, sell, exchange, assign and transfer the Restricted Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Restricted Notes, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Names(s):

(please print)
Address:

(zip code)
Telephone Number:

(area code)
Taxpayer Identification Number or Social Security/Employer Identification Number:

Date: